Form C

Cover Page

Name of issuer:

Vela Motor Company LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: UT

Date of organization: 11/14/2016

Physical address of issuer:

1447 Easthills Cir
Bountiful UT 84010

Website of issuer:

http://www.velamotorcompany.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/10/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$87.00	$14,475.00
Cash & Cash Equivalents:	$87.00	$14,475.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($15,343.00)	($16,205.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Vela Motor Company LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
William Marsh	CEO	Vela Motor Company	2016
Luis Velazquez	CTO	Vela Motor Company	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Marsh	CEO	2016
William Marsh	Cofounder	2016
Luis Velazquez	Cofounder and Lead Design	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William Marsh	200000.0 Profits Interest Units	20.0
Luis Velazquez	660000.0 Common Units	66.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is an early stage company. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

The Company has made certain assumptions about the internal combustion engine marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, changes in user preferences and shifts in user demographics. In order to mitigate this risk, the Company has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The company

diligently researches publicly-available information and initiatives of competitors. changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the SAFE Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby. The Company is a mission driven business that is focused on providing a product that is both cost-effective and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high operating costs. Additionally, the Company is committed to donating up to 10% of its net profit to charities. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

We rely on intellectual property rights, an issued patent and an pending patent, in order to operate our business.

Our intellectual property rights, including multiple patents, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons. Any failure by the Company to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with vendors, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels from potentially all nations. Our product may be subject to state, local and Federal environmental laws and regulations, especially those relating to the air quality and environmental concerns. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our product will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

The SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date.

Although the SAFE may be tradeable under federal
securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney. You should be aware of the long-term nature
of this investment. There is not now and likely will not be a public market for the SAFE (Simple Agreement for Future Equity). Because the SAFE has not been
registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the SAFE has transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation
CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the SAFE may also adversely affect the price that you might be able to obtain for the SAFE in a private sale. Purchasers should be aware of the long-term nature
of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 67% will be used for operations including third party testing and more technical data research.

28% will be used for marketing, including direct sales activities to reach out to small internal combustion engine manufacturers.

5% Wefunder intermediary fee

If we raise: **$300,000**

Use of Proceeds: 21% will be used for operations including third party testing and more technical data research.

9% will be used for marketing, including direct sales activities to reach out to small internal combustion engine manufacturers.

65% will be used to finish the patent process in the largest manufacturing countries and more testing.

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 6% will be used for will be used for operations including third party testing and more technical data research

2% will be used for marketing, including direct sales activities to reach out to small internal combustion engine manufacturers.

19% will be used to finish the patent process in the largest manufacturing countries and more testing.

68% will be used for working capital will help expand the team, office and warehouse space, equipment for testing on more internal combustion engines including motorcycle and auto engines. Also further money towards sales and marketing budget to drive in more revenue.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (100%) , or

- (ii) if the valuation for the company is more than **$12 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $8M.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at
that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $50,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE. Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first
the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in
the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Profit Interest Units	200000	200000	Yes
Common Units	800000	800000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Profit Interest Units and Common Units both have voting rights.

Unless otherwise provided in the Operating Agreement, each outstanding Unit entitled to vote shall be entitled to one vote, and each fractional Unit shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of Members. Units held by Transferees are not entitled to vote on any matter.

Future Preferred Units will have no voting rights.

Profit Interest Units

Generally. The Members have contributed or shall contribute to the Company

the property, or other consideration, set forth on Exhibit A of the Operating Agreement. In consideration for such Member's contributions to the Company, each Member shall receive the number and class of Units in the Company reflected on Exhibit A of the Operating Agreement. No interest income shall be paid to the Members on their contributions to the Company or on any subsequent contributions made by the Members. No withdrawals of the Company capital, other than distributions under Section 6.01, will be permitted except with the Majority Vote of the Board of Managers. No Member shall be obligated to make any additional capital contributions to the Company except as the Company and such Member may agree in writing. Each Member understands that the value of the consideration for the various Units issued to the Members varies based upon when the consideration was or will be paid, whether ongoing services and consultation are contemplated or required, contributions to the Company's capital versus loans made to the Company, and other intangible factors. Notwithstanding such disparity in the value of the consideration received for the various Units, the Members consent to the consideration received for each Unit issued by the Company as reflected herein and acknowledge and agree that such consideration is fair and adequate in all respects.
(b) Profits Interest Units. This Section 4.01(b) shall constitute a written

compensation plan and agreement within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"), and under Utah law pursuant to which Profits Interests may be issued as determined by the Board of Managers, for zero consideration in order to align the interests of the holders of Profits Interest Units with the interests of the other Members and to provide an additional incentive for the holders of Profits Interest Units to build value for the Company and achieve the Company's business goals. The provisions of this Section 4.01(b) shall apply to any issuance of Profits Interest Units, as determined by the Board of Managers, in accordance with the terms of this Agreement. The Board of Managers shall have the right to cause the Company to (i) issue Profits Interest Units pursuant to profits interest grant agreements, the terms and conditions of which shall be determined by the Board of Managers, and (ii) to adopt any
plan, guidelines, or documentation for the issuance of Profits Interest Units. Upon the Company's issuance of any additional Profits Interest Units to a person or entity who is not a Member, such person or entity shall execute and deliver a counterpart of this Agreement and shall become a Member hereunder, and Exhibit A of the Operating Agreement hereto shall be amended to reflect such issuance and new Member.

(i) Capital Account. Each holder of a Profits Interest Unit will have an initial zero balance in such holder's Capital Account as of the date of grant (the "Grant Date") with 10 respect to such interest in the Company. Because each holder of Profits Interest Units has a zero balance in such holder's Capital Account with respect to such Units as of the Grant Date, each holder of Profits Interest Units would not be entitled to a share of the proceeds with respect to such Units if the Company assets were sold at fair market value as of the Grant Date and the proceeds were distributed in a complete liquidation of the Company. The number of Profits Interest Units granted to a holder shall be set forth on Exhibit A of the Operating Agreement, which may be amended by the Board of Managers from time to time.

(ii) Tax Liability. With respect to each holder of Profits Interest Units, the Company will treat each such holder of Profits Interest Units as the owner of all of the Profits Interest Units granted to such holder from each applicable Grant Date for all federal income tax purposes and such holder will take into account its distributive share of the Company's items of income, gain, loss, deduction, and credit allocable to such Units in computing such holder's federal income tax liability for the entire period during which the holder has

Profits Interest Units.

(iii) Reliance upon Tax Counsel. Each holder of Profits Interest Units acknowledges that such holder has been advised by the Company to seek tax advice from its own independent tax counsel in connection with the federal, state and other tax consequences to such holder of Profits Interest Units arising from such holder's receipt and ownership of Profits Interest Units in the Company, and each such holder represents that it has either done so or waived such right.

(iv) Safe Harbor. At the request of the Board of Managers, each holder of Profits Interest Units shall execute a document, in such legally binding form as the Board of Managers may prescribe, stating that (a) the Company is authorized and directed to elect that the "safe harbor" provisions of the Revenue Procedure proposed in IRS Notice 2005-43 (or any successor Revenue Procedure or Notice) apply in determining the federal income taxation of any compensatory Profits Interest Units issued after the effective date (finalization) of such Revenue Procedure, so that such Profits Interest Units will be valued based on their liquidation value at the time they become vested or are deemed, by reason of an election under Section 83(b) of the Code to become vested within the meaning of Section 83 of the Code, and (b) such holder of Profits Interest Units agrees to comply with all requirements of such "safe harbor" provisions with respect to all Profits Interest Units transferred in connection with the performance of services while the election remains effective.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2016	Other	Common Units	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We have improved the fuel efficiency of the internal combustion engine significantly (15-20%) to help the world lower green house gases and save families money. It also helps solve the problem of fuel efficiency for the gas engine manufacturers around the world that are under tremendous pressure to lower green house gases. Check out our videos to learn how we did this.

Our focus is that our patented design be in every new internal combustion engine worldwide (250,000,000 engines). We will charge a small licensing fee for every engine produced. Even if we charge a modest fee of lets say $10 per engine, this is a multi-billion dollar design. Beyond that our goal is to continue to effect auto design far into the future.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Vela Motor Company was incorporated in the State of Utah in January 2017. The company converted to an LLC on September 9, 2017.

Since then, we have:

- Successful test of a gas engine that improved fuel efficiency by more than 15%

- Successful issued patent in the USA and other countries

- Working prototype

- Conditional agreement with Fiat for $200M

Historical Results of Operations

Our company was organized in November 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $87, including $87 in cash. As of December 31, 2016, the Company had $14,475 in total assets, including $14,475 in cash.

- *Net Loss.* The Company has had net losses of $15,343 and net losses of $16,205 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $50,000 in equity by Guillermo Blasley as contributed capital. We will continue to bootstrap as necessary. If we receive $400,000 investment in this offering, then we have access to a lending fund.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Vela Motor Company LLC cash in hand is $2,500, as of January 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 12 months.

At this point nothing has changed since our financials we reviewed. Until we have more investment capital we don't anticipate any major changes.

If successful on Wefunder, then over the next 3-6 months we anticipate our expenses to increase to $10k per month. We don't anticipate any revenues from licensing agreements although there is a possibility of an initial fee to license our patent. If we are successful in this campaign we do expect a large amount of expenses to get the company up and running including additional patent work, working capital, office and warehouse space, sales and marketing, etc. The funds to cover those expenses will come from investment capital initially.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.velamotorcompany.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Luis Velazquez
- William Marsh

Appendix E: Supporting Documents

- Operating_Agreement_Vela_Motors.pdf

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INVEST IN VELA MOTOR COMPANY

Changing the world by improving the fuel efficiency of traditional motors

> *We've successfully tested an internal combustion engine, which is used in almost every motor vehicle worldwide, that improves fuel efficiency by 15-20% by focusing on the position of the crankshaft. An efficiency increase this significant could both lower global greenhouse emissions and save everyday people money. There's also a clear market for our product, as gas engine manufacturers are under tremendous pressure to focus on fuel efficiency and lower greenhouse gases.*

William Marsh
COFOUNDER AND CEO, VELA MOTOR COMPANY

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$0
raised of $100K goal

$1,000 min
by Wefunder Portal LLC

INVEST

Future Equity (SAFE)

$12M valuation cap

A SAFE gives you the right to future shares in Vela Motor Company. If you invest, you're betting the company will be worth more than $12M in the future.

INVEST $50K FOR VOTING RIGHTS.

EARLY BIRD BONUS: $8M Valuation Cap

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a valuation cap of $8M.

INVESTOR PERKS

$5,000+ Personal invite to meet with the inventor.

$10,000+ Build out a vehicle of choice with new components once we have them tested and ready for use.

OUR AMBITION

There are 25 million combustion engines manufactured globally every year. By patenting a design applicable to every one of those new engines, we think we could affect auto design well into the future. After we complete longevity testing to take to manufacturers, we'll charge a small licensing fee for every engine produced. Even if we charge a modest fee of $10 per engine, this could be a multi-billion dollar design.

KEY FACTS

- Completed a successful test of a gas engine that improved fuel efficiency by more than 15%.
- Patents issued in the U.S. and other countries.
- We've bootstrapped a working prototype.
- Conditional licensing agreement in place with Fiat for $200M once our testing cycle has been completed.
- Previously received a $50,000 grant for testing from The Department of Energy.

DOCUMENTS

Vela_Engine.gif
Vela_Pitch_Deck__February_2018_.pdf

velamotorcompany.com

500 STARTUPS | INFRASTRUCTURE | HARDWARE | AUTOMOTIVE | CLEAN-TECH | AUTOMOTIVE | B2B | CLEAN-TECH | TECH | OIL & GAS | MANUFACTURING | ENERGY | DESIGN | COMMUNITY | CLEAN TECH | B2B

We've Designed a More Efficient Engine

Internal Combustion Engines (ICE) are the most common motor in the world, used in everything from cars to tractors to chainsaws. But despite their prevalence, we've been using the same basic ICE design for over 100 years. Essentially, the explosion that powers the engine happens not when the piston is in the "top dead center" position, but when the piston, road, and crankshaft are aligned. This causes significant energy to be transferred directly into metal components, like the exhaust, to the point where the Department of Energy says only 15% of fuel energy goes toward actually moving the vehicle. Think about it like a bicycle: pushing on the pedal before it's in an optimal position is a waste of your energy.

At Vela, we've created what could be an industry-altering solution. Our patented design allows the crankshaft to rotate where energy from the explosion is best utilized, keeping the piston in optimal compressed position to increase efficiency.


Explosion

Traditional ICE: *The fuel/air mixture is ignited right before top-dead-center, losing valuable energy as the mixture ignites. About 80% of that energy is lost.*


Explosion
The connecting rod extends for maximum piston compression
Crankshaft is in optimal position to recieve the Energy from the Explosion

Vela ICE: *The fuel/air mixture is ignited while in its fully compressed position -- after top-dead-center -- when ignited, allowing the full use of energy produced and requiring less fuel.*


TEXAS
BNV-8412

Our Market is Enormous

Besides safety, the No. 1 concern for ICE manufacturers in today's market is to lower carbon emissions, true for combustion engines large, small, and in-between. Our vision is to reduce 10% of the amount of carbon emission released into the atmosphere by a typical ICE's, which could equate to a savings of more than 1 billion tons of CO_2. So, ICE manufacturers are our direct clients. We'll license the design to them so that they can continue to produce ever-improving machines, working together to make our world better while fossil fuels are still around. In fact, we already have a conditional licensing agreement in place with Fiat for $200M once our testing cycle has been completed.



90 Million	132 Million	30 Million	250 Million
Automobiles produced each year globally	Motorcycles produced each year globally	Generators, lawn mowers, etc., produced each year	ICE's manufactured globally every year

Our Progress So Far

We've bootstrapped the design of our working prototype and have verbal commitments from places like Fiat, but we need additional funding in order to complete third-party testing to ensure trust and functionality with potential clients. Once those testings are complete, we'll be able to begin licensing and manufacturing deals. We're also looking to patent the design in additional countries and bring on licensing contracts for fast growth and profitability.

Check Out Our Pitch Deck


Vela Motor Company
Making the world a better place one engine at a time.
William Marsh CEO - Salt Lake City UT



Our Progress So Far

- **November 2013 — Luis' Lightbulb Moment**
  While helping his son build a more efficient bicycle, Luis realized he could improve the internal combustion engines the same way.
- **May 2015 — Concept Established**
  After doing a lot of research on available market options, the overall concept for Vela was established.
- **January 2016 — First Utility Patent Issued**
- **November 2016 — Will Joins the Team**
  Will joins as founder and CEO to lead business development.
- **March 2017 — Vela Motor Company Incorporates**
  With the business plan approved, legal counsel retained, and core team established, we officially established Vela Motor Company LLC.
- **November 2017 — Prototype Built, Tested, and Restested**
- **January 2018 — Second Utility Patent Application Filed**
- **February 2018 — Complete Third-Party Testing & Officially Launch**
- **Spring 2018 — First Funding Round Completed**

Let's Change Engines Together

Dear Potential Investors,

"Are you kidding me? Who wouldn't want to be part of changing the world?" That was my reaction when Luis first approached me about his incredible idea. The day prior, I had consulted with him on the status of the business side of the project -- he couldn't answer any of my business-related questions. The technology is amazing, hands down and without question, but I told him without a business, a business plan, a strategy, a great team, and funding, he wasn't going anywhere.

The next day he called me back, invited me to be his partner, and lead the business-side of Vela. I had to think about it for about … two seconds before accepting. He thought we would make a great team: we are both dreamers, geniuses, and love to work hard. With his mechanical expertise and my 20+ years of business expertise, we are a perfect match.

I wondered how in the world a simple extendable connecting rod could be a game-changing technology. Of course, once I understood the principle behind what it actually does, it became a no-brainer. If you think about it, even for one moment, you will realize without a doubt that our technology will change the world. Our technology will be in every internal combustion engine – there isn't another option for manufacturers.

So out of all the investment opportunities out there, which businesses can honestly say they can change the entire WORLD? We can. Think of this: if we can improve fuel efficiency by only ten percent, that is a 10% savings to families on their fuel bill, but more importantly, a 10% reduction in carbon dioxide emissions, equaling 1 billion tons every year! What's more, we believe we can do far better than ten percent.

Join us, grow with us, and let's change the world together!

Sincerely,

William Marsh

CEO and Cofounder of Vela Motor Company

Meet the Founders



William Marsh

Cofounder and CEO

I have owned and operated my own businesses for the past 20+ years and have worked with some of the most successful entrepreneurs from around the world. I am a husband and father and truly blessed.



Luis Velazquez

Cofounder and CTO

Over the past 40 years I have been on the cutting edge of design improvements in many different products from Electric Stoves, Water Heaters, CDs, Cameras and now the IC engine to change the world!

AND THE REST OF THE TEAM



Pedro Peralta

CFO

40+ years experience as a CPA and CFO, including business taxes and tax fillings (part-time).



Gabriel Velazquez

Engineer

Electrical engineer. Expert in testing, control & use of dynamo-meter for testing ICEs (part-time).



Ricardo Javier Segura

Patent Expert

Running the governmental patent department for 10+ years (part-time).



David Politis

CMO

Driven $1.1B in value through PR, investor relations, & marketing campaigns for clients (part-time).

Interview

Wefunder interviewed William Marsh on November 17, 2017.

– COLLAPSE ALL

WF: What is Vela Motor Company developing?

MARSH: We are working on a disruptive technology for the internal combustion engine that will significantly improve the fuel efficiency of engines to a degree that basically has never been seen before, simply by adjusting a few items in the combustion chamber of the engine.

Most of the world's engines are combustion engines. The main components are the pistons, the connecting rod, and the crankshaft, and those have essentially never changed. Some things have been toyed around with, like the timing, the fuel-air mixtures, and direct injections, but the actual mechanism that transforms the energy from the explosion -- the fuel-air mixture explosion into energy that drives the engine -- has not changed in 140 years.

We can almost compare that process to a bicycle. You have a pedal. Then you've got the connecting shaft from your pedal down to the crankshaft, which holds the sprocket, which turns the chain, which turns your tire. So if you push down on that pedal too soon, a lot of the energy you're using to push down does not get transferred into moving the bike forward. It just gets driven into the mechanical component of the bike itself.

The same thing happens in the internal combustion engine. The explosion happens when the piston, the connecting rod, and crankshaft are all in line with one another, a setup called "top dead center." First, the compression is at its peak, so it creates the maximum amount of energy. As the gas expands, it pushes the piston and the connecting rod down, which moves the crankshaft. But about 85% of the energy from the explosion is actually lost through heat, mainly as friction, because all of the energy is going directly into that connecting rod and that piston and crankshaft. Nobody has been able to figure out a way to combine the high compression rate with the crankshaft being in the correct position to receive that energy, and so the combustion engine has stayed essentially the same for the past 140 years.

Vela Motor Company's technology uses an extendable connecting rod, which allows for the piston to maintain its compressed position while allowing the crankshaft to rotate to an optimal position to receive energy from the explosion. That significantly improves fuel efficiency, and the engine's efficiency overall, because it's able to accept that energy in an immediate usable form. The explosion actually happens right before top dead center, in the way engines work now, and we allow the spark to happen as far past top dead center as manufacturers want to go. Thirty degrees seems to be the optimal position to really receive the energy at its peak. We're pushing on a rotation instead of straight down.

WF: How did Vela Motor Company come up with this innovation?

MARSH: We had the exact same question. My partner, who's the inventor, was working on a bicycle innovation for his son who runs triathlons. He broke down a bicycle and figured out how to make it go about 30% faster while utilizing the same amount of energy. They built the prototype but realized that wouldn't really be fair to other competitors, so they decided not to do anything with it.

Then a couple years later, he was helping a family member in his garage with a car. He started wondering, "Could that same design flaw exist in the internal combustion engine?" And so he broke down the engine, looked at it and said, "Yeah. Yeah, it really does." He immediately started looking at patents to see what was out there, what current manufacturers were doing. After about a year of research, he realized nobody has done what he was thinking about doing. He was absolutely blown away by that.

He immediately found someone with patent expertise and began working with them, and we now have a patent on this technology. When I joined the team, I couldn't understand why no one had done this before. But when something like the combustion engine has been around for a long time, sometimes people tinker around the edges, but few think about what could be done with the main components of the engine. It's kind of a group-think mentality, where people assume change is impossible. We looked at things in just the right way to come up with this.

WF: How successful is your prototype? ^

MARSH: We have a prototype for a generator that we're currently testing. It has surpassed all of our expectations by quite a bit. We originally thought we could improve fuel efficiency by about 10%, but we're realizing that's not even close, it's actually going to be much better than that. We're not going to put numbers to that until we've validated it with third-party testing, which we hope to finish over the next month. We hope to launch in early 2018. We've spoken to some people at Fiat and they are very interested in having us build our prototype in one of their vehicles. We don't want to go after manufacturers until we get the third party testing done. At that point, we'll release all the testing and explain exactly what we do through a press conference.

WF: What do you need to accomplish in the next six months? ^

MARSH: First, we need to get that third party testing done to really solidify what those numbers are going be, not just what we have seen them to be. That will give us a good solid baseline to go from that people can trust.

We also need to build out the prototype in a vehicle. We've already spoken with Fiat, and after third-party testing is complete, will look at a contract with them to build out a prototype in a vehicle of theirs and test it and let them test it. Then, we want to get the word out to the world. We anticipate that since this is such a disruptive technology, it will get a lot of attention from both manufacturers and the public in general, as well as from people that care about the environment, since this could significantly cut down on emissions.

WF: What concerns do you have about next steps? ^

MARSH: Our biggest concern is that people won't take us seriously. Model Ts got 22 miles to the gallon. Cars today, 100 years later, get slightly better than that. So how can this little nobody company suggest that we could disrupt an entire industry? The reality is, it's pretty unbelievable. That's why we're so focused on third-party testing by reputable places. We've contacted the Department of Energy, the National Laboratory, and the Pacific Northwest Laboratory in Washington, who are ready to run tests on it. Brigham Young University (BYU) is going to be testing it as well. We need third-party testing with gravity to confirm that this is for real.

Our next concern is two-fold. We think the automobile industry will try to hold us up in litigation, either by saying that this is not possible, or that we've been thinking about doing this for a long time but just haven't patented it. To mitigate that, we've already talked to some high-profile law firms to find one that would be best able to represent us. We've secured a firm called Ballard Spahr, which represented Apple in the copyright infringement suit against Samsung.

We're also concerned that if we just talk to one manufacturer at a time, that they're going to try to be exclusive with the technology. It might be great for that manufacturer, but our goal is not to be exclusive. We want to have the technology in the hands of all manufacturers as quickly as possible.

Finally, there's funding. We could keep plugging along with a shoestring budget, but having the proper funds in place would allow us to really have the setup we need. We anticipate that manufacturers are going to want to have us build out a prototype -- vehicle, motorcycle, lawnmower, whatever the engine is, they're going to want us to build a prototype in their engine and test it before they're willing to give us any sort of contract. We're going to need facilities, working capital and staff to be able to do that.

WF: How do you plan to approach production?

MARSH: The simplicity of the design is a strength of ours, and we plan on licensing the technology so manufacturers can incorporate that design directly into their engines. We manufacture the components. They change the timing and they adjust the fuel. We're going to leave a lot of it up to the manufacturers, although we will be intimately involved in helping them with the design and making sure it's running correctly.

So if its Briggs & Stratton, or Honda, or whoever, they would manufacture their own components and build the engines themselves like they do now. It really is only a few minor changes. They have to have the connecting rod that our design calls for and then a few other small pieces that are fairly inexpensive for the engine, and then adjust timing and fuel components. They will make those adjustments from one facility to the next.

WF: What makes you feel equipped to navigate the auto industry?

MARSH: Our ace in the whole is Yuri Hovansky, a Ph.D. in mechanical engineering who worked for the National Laboratory for most of his career. He already has the inside track to most of these manufacturers. He's worked directly with their design teams and decision-making teams, and he actually has a product in most engines right now, so he knows how to navigate those waters. If we can prove what we say we can do, he's very confident we can get this into the manufacturers.

Yuri knows it is notoriously difficult, and it will take years and years and years, to actually get the component into the working engine. We don't expect that auto companies are going to incorporate this over the next 6 to 12 months. So his suggestion was that we focus initially on smaller manufacturers, like Briggs & Stratton, who do lawnmowers and chainsaws. They don't have to deal with as many regulations as automobile manufacturers do.

WF: Who are your competitors?

MARSH: Liquid Piston is a company in a similar space, but I don't see them as a direct competitor. They're asking manufacturers to completely change their engine platform from a piston setup to a rotary setup, which most manufacturers have tested and decided they weren't good fits. We don't really see them as penetrating the market like we potentially can, just because their model requires manufacturers to scrap their current engine designs for completely new engines. That might make some sense in some cases, potentially in airplanes, but most auto manufacturers are not going to scrap their current engine designs unless they go all-electric. They wouldn't do it for another internal combustion engine.

WF: What does your patent cover?

MARSH: On a simple level, it covers any compression that moves that crankshaft forward after top dead center, whether that's caused by an explosion or other sorts of compression. We have some other designs that we're looking at that use other ways to create that compression, like expandable gasses. A manufacturer couldn't go out and create anything similar to what we're doing because it would be covered under that compression after top dead center. We've talked with our attorneys at Ballard Spahr about it, and they are pretty confident that we could defend ourselves against pretty much everything.

WF: Why does this matter to car buyers?

MARSH: If testing goes as well as we think it will, we're talking about doubling the fuel efficiency of vehicles. That means either you have more power with the same fuel consumption, or you have better fuel efficiency. And for manufacturers, we've started tinkering around with the design that will allow you to switch between those two in the same engine.

You can start to imagine that an engine, say a v8, 350-cubic-centimeter engine that is fairly typical in automobiles, might be able to replace the engine that's in a tractor-trailer. You could have a much smaller engine that can produce significantly more power. Or, on the other end of that, you have your car that now gets 15 miles to the gallon which could get 25 to 30 miles to the gallon. That's potentially huge savings. Also, most people are getting more and more concerned about their environmental footprints. So if you could even save 10%, that's literally a billion cubic tons of CO_2 that we could remove from the atmosphere. If we can do what we really think we can do, we're talking significantly more than that. We've got some really interesting benefits for consumers that manufacturers will not be able to ignore.

WF: How much money will it take to bring this product to market?

MARSH: For our best case scenario, which would include facilities to build and test our engines, we would need about $1.5 million. If it takes us longer than anticipated, or if we get into litigation, we're talking about a lot more money. But we're hoping to get by on $1.5 million. And we've already actually got a commitment from a local government that is very interested in what we're doing. If we're providing jobs to the local community and we've got other investment capital, they're willing to give us about $500,000 in a loan or similar situation. We're hoping to raise about $1 million from Wefunder to help us get to that point. If later on down the road it looks like it's going to take a little longer, we'll look a second round or third round of funding.

Ask a Question

Type your question here... ASK QUESTION

Darly M LUELLEN Aug 15

When will this be available as an investment on Wefunder?



William Marsh Cofounder and CEO FOUNDER Jan 26

We are about a week away from launching so stay tuned!

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RISKS

1 The Company is an early stage company. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable,

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Vela Motor Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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